SEVENTH AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  This SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of June 30, 2003 among LaSalle Bank National Association, a national banking association, individually (in such capacity, the "Lender") and as agent (in such capacity, the "Agent"), Westell Technologies, Inc., a Delaware corporation ("Technologies"), Westell, Inc., an Illinois corporation ("Westell"), Westell International, Inc., a Delaware corporation ("International"), Conference Plus, Inc., a Delaware corporation ("CPI"), and Teltrend LLC, a Delaware limited liability company and successor by merger to Teltrend, Inc. ("Teltrend," and together with Technologies, Westell, International and CPI, being, collectively, the "Borrowers").

                                   BACKGROUND
                                   ----------

                  A. The Agent, the Lender and the Borrowers are party to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lender has made and may hereafter make certain loans, advances and other financial accommodations to the Borrowers and the Borrowers have granted to the Agent, for the benefit of the Lender and any other lenders who from time to time may become party to the Loan Agreement, a lien on and a security interest in all of the Borrowers' real, personal and intellectual property. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

                  B. The Borrowers and the Lenders are parties to a certain Amended and Restated Revolving Note dated as of June 28, 2002 in the original principal amount of $30,000,000 (the "Revolving Note").

                  C. The Borrowers and Lenders are parties to a certain Term Note dated as of June 28, 2002 in the original principal amount of $5,000,000 (the "Term Note").

                  D. Borrowers have informed Agent that they desire to enter into this Amendment to, among other things, (i) modify the termination date of the revolving line of credit, (ii) provide for the repayment in full of the term loan, (iii) modify certain financial covenants, and (iv) otherwise modify Borrowers' Obligations as provided herein.

                  E. Agent is willing to so amend the Loan Agreement upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1 AMENDMENTS TO LOAN AGREEMENT

                  1.1 The Lender has heretofore made a Term Loan to the Borrowers in the original principal amount of Five Million Dollars ($5,000,000) pursuant to the Loan Agreement and evidenced by the Term Note. Concurrently herewith, the Borrowers shall repay the Term Loan and all accrued and unpaid interest thereon (either in cash and/or with the proceeds of a Revolving Loan), whereupon all references in the Loan Agreement and the other Loan Documents to the "Term Loan", "Term Loan Commitment", "Term Note", and "Term Loan Reserve", shall be deemed to be of no further force or effect.

                  1.2 The Lender and the Borrowers acknowledge and agree that, from and after the date hereof, the Borrower's right to request Eurodollar Loans and to request conversions and continuations with respect thereto, and all provisions in the original Loan Agreement and the other Loan Documents with respect to Eurodollar Loans, LIBOR and the LIBOR Rate, are hereby reinstated, including without limitation, the definitions of "Eurodollar Loan", "Eurodollar Office", "LIBOR" and "LIBOR Rate".

                  1.3 Section 1.1 of the Loan Agreement is hereby amended as follows:

                  (a) The definition of "Interest Period" is hereby amended and restated in its entirety to read as follows:

                  "Interest Period" shall mean: (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, or 3 months thereafter, as the Borrowers may elect, and (ii) as to any Reference Rate Loan, mean each period commencing on the first day of each month and ending on the earlier of the last day of such month or the expiration or earlier termination of this Agreement; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period with respect to any Revolving Loan shall end later than the expiration of the term of this Agreement, and (iii) interest shall accrue from and including the first day of an Interest Period to and including the last day of such Interest Period.

                  (b) The definition of "Termination Date" is hereby amended by deleting the date "June 30, 2003" and inserting in its place the date "June 30, 2006."

                  1.4 Section 11.2 of the Loan Agreement is hereby amended and restated it in its entirety to read as follows:

                  "11.2 EBITDA. Borrowers shall have on each date set forth below, a minimum EBITDA:

                  (a) as at the last day of each month commencing June 30, 2003 through and including September 30, 2003, measured on a rolling twelve-month basis as of the last day of each such month, of not less than $15,700,000; and

                  (b) as at the last day of each month commencing October 31, 2003 through and including June 30, 2006, measured on a rolling twelve-month basis as of the last day of each such month, of not less than $13,000,000."

                  1.5 Section 11.3(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) Tangible Net Worth. Borrowers shall maintain, measured on a monthly basis as at the last day of each month commencing June 30, 2003 through and including March 31, 2004, minimum Tangible Net Worth of not less than $3,800,000.

                  Thereafter, as of the last day of each month commencing April 30, 2004 through and including June 30, 2006, Borrowers shall maintain a minimum Tangible Net Worth of not less than the greater of (i) $3,800,000 and (ii) seventy-five percent (75%) of Borrower's Tangible Net Worth as of the last day of the Fiscal Year then most recently ended.

                  Notwithstanding the foregoing, from and after the date of any issuance of equity securities of the Borrowers (excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program and
         (y) any issuance by a Subsidiary to the Borrowers or another Subsidiary), the minimum Tangible Net Worth required hereunder shall be increased by an amount equal to the amount of Net Cash Proceeds received by the Borrowers pursuant to such offering."

                  1.6 Annex A to the Loan Agreement is hereby deleted in its entirety and the Annex A in the form of Exhibit D hereto is inserted in substitution therefor. The parties agree that the Annex A attached hereto as Exhibit D shall be effective as of the date hereof and interest and other charges due under the Loan Agreement shall be calculated per the Annex A attached hereto from and after such date.

         SECTION 2 REPRESENTATIONS AND WARRANTIES

                  To induce Agent to amend the Loan Agreement as set forth herein, each Borrower jointly and severally represents and warrants to Agent that:

                  2.1 Representations and Warranties. On the date hereof, the representations and warranties set forth in the Loan Agreement (as modified by this Amendment), are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date.

                  2.2. Corporate Authority of Borrowers. Each Borrower has full power and authority to enter into this Amendment, and to incur and perform the obligations provided for under this Amendment and the Loan Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment which has not been obtained.

                  2.3 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of each Borrower, fully enforceable against each Borrower, in accordance with its terms.

                  2.4. No Conflicting Agreements. The execution and performance by the Borrowers of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation, Certificate of Formation, Operating Agreement or Bylaws of any Borrower, (ii) violate any indenture, contract, agreement or other instrument to which any of the Borrowers are a party, or by which any of their property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any of the Borrowers.

                  2.5 No Default. No Event of Default or Uncured Default exists under the Loan Agreement or any of the Loan Documents.

         SECTION 3 CONDITIONS PRECEDENT.

                  The agreement by Agent to amend the Loan Agreement is subject to the following conditions precedent:

                  3.1 Revolving Note. Execution and delivery by Borrowers of an Amended and Restated Revolving Note in the form of Exhibit A hereto.

                  3.2 Reaffirmation of Stock Pledge Agreement. Execution and delivery by Technologies of a reaffirmation of that certain Stock Pledge Agreement dated as of August 31, 2000, between Technologies and Agent in the form of Exhibit B hereto.

                  3.3 Reaffirmation of Subordination Agreement. Execution and delivery by Solectron Corporation and Solectron Technology SDN.BHD. (together, "Solectron") of a reaffirmation of that certain Subordination Agreement dated as of May 30, 2002 between Solectron and Lender in the form of Exhibit C hereto.

                  3.4 Corporate Authority. Borrowers shall have provided to Agent certified copies of the unanimous written consent of their Boards of Directors in a form reasonably acceptable to Agent authorizing the execution, delivery and performance by the Borrowers of this Amendment and the agreements, instruments and documents executed in connection herewith.

                  3.5 Fee. Borrowers shall have paid to Agent for its own account an amendment fee in the amount of $300,000.

                  3.6 Termination of Participation Agreement. Execution and delivery to the Agent of an acknowledgement of the termination of the Subordinated Participation Agreement dated as of June 28, 2002 between the Agent and each of the Participants party thereto.

                  3.7 Borrowers shall have delivered to the Agent each and every agreement, document, note, release, guaranty, certificate, notice, affidavit, exhibit, schedule, resolution, legal opinion, assignment, security agreement or financing statement which the Agent may reasonably request from the Borrowers, in form and substance satisfactory to Agent, to effect the intent of this Amendment.

         SECTION 4 MISCELLANEOUS PROVISIONS.

                  4.1 To the extent the provisions of this Amendment differ from or are inconsistent with the terms of the Loan Agreement or any of the Loan Documents, the provision of this Amendment shall govern; otherwise, the terms and provisions of the Loan Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Borrowers ratify, confirm and affirm without condition, all liens and security interests granted to Agent pursuant to the Loan Agreement and the Loan Documents, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Agent, including but not limited to, all loans made by Agent to the Borrowers under the Loan Agreement as amended by this Amendment.

                  4.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrowers under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

                  4.3 This Amendment may be executed in any number of counterparts.

                  4.4 In addition to the fees described in Section 3.5 above, Borrowers hereby agree to pay all out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of Agent's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

                  4.5 On or after the effective date hereof, each reference in the Loan Agreement or any of the Loan Documents to this "Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrowers and Agent have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWERS:                          WESTELL TECHNOLOGIES, INC.

                                     By:      __________________________________
                                     Title:   __________________________________

                                     WESTELL, INC.

                                     By:      __________________________________
                                     Title:   __________________________________

                                     WESTELL INTERNATIONAL, INC.

                                     By:      __________________________________
                                     Title:   __________________________________

                                     CONFERENCE PLUS, INC.

                                     By:      __________________________________
                                     Title:   __________________________________

                                     TELTREND LLC.

                                     By:      __________________________________
                                     Title:   __________________________________
                                     Address: 750 North Commons Drive
                                              Aurora, Illinois 60504


AGENT AND LENDER:                    LASALLE BANK NATIONAL ASSOCIATION

                                     By:      __________________________________
Revolving Loan Commitment:           Title:   __________________________________
$30,000,000                          Address: 135 South LaSalle Street
Percentage:  100%                             Chicago, Illinois 60603
                                              Attn:    Stephanie Kline

                                    Exhibit A
                                    ---------

                                 Revolving Note
                                 --------------

                       AMENDED AND RESTATED REVOLVING NOTE

$30,000,000                                                        June 30, 2003

                  WESTELL TECHNOLOGIES, INC., WESTELL, INC., WESTELL INTERNATIONAL, INC., CONFERENCE PLUS, INC. and TELTREND LLC (collectively, "Borrowers"), hereby jointly and severally promise to pay to the order of LaSalle Bank National Association (the "Lender"), on June 30, 2006 the principal sum of Thirty Million and No/100 Dollars ($30,000,000), or such lesser amount of all of the then outstanding advances made by the Lender to Borrowers pursuant to
Section 2.1 of the "Loan Agreement" (as hereinafter defined), together with interest on any and all principal amounts remaining unpaid hereunder from time to time from the date hereof until paid, at the rate(s) set forth in Section
2.10 of the Loan Agreement, payable on the last day of each Interest Period (as such term is defined in the Loan Agreement), and continuing until the Revolving Loans (as such term is defined in the Loan Agreement) are paid in full.

                  Any amount of interest or principal hereof which is not paid when due, whether on the last day of an Interest Period, at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate (as such term is defined in the Loan Agreement).

                  All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. In no event shall the interest payable exceed the highest rate permitted by law. Principal and interest shall be paid to Lender at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to Borrowers. All payments hereunder shall be applied as provided in the Loan Agreement. In determining Borrowers' liability to the Lender hereunder, the books and records of the Lender shall be controlling absent arithmetic or manifest or demonstrable error.

                  This Note evidences certain indebtedness incurred under the Amended and Restated Loan and Security Agreement, dated August 31, 2000 between Westell Technologies, Inc., Westell, Inc., Westell International, Inc., Conference Plus, Inc., Teltrend LLC (as successor to Teltrend, Inc.), and the financial institutions from time to time parties thereto, including the Lender (collectively, the "Lenders"), and LaSalle Bank National Association, as agent (the "Agent") for the Lenders (as heretofore or hereafter amended, restated, supplemented or otherwise modified, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment thereon may be accelerated or is automatically accelerated, or under which this Note may be prepaid or is required to be prepaid. All capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Loan Agreement. The holder of this
Note is entitled to all of the benefits provided in said Loan Agreement and the Loan Documents referred to therein. Borrowers agree to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of the Lender's rights hereunder promptly on demand of the Lender and as more fully set forth in the Loan Agreement.

                  This Note may be prepaid in whole or in part, and shall be prepaid as appropriate, in accordance with the terms of the Loan Agreement.

                  Except as set forth in the Loan Agreement, the Borrowers, endorsers and all other parties to this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement. In any action on this Note, the Lender or its assignee need not file the original of this Note, but need only file a photocopy of this Note certified by the Lender or such assignee to be a true and correct copy of this Note.

                  This is the Revolving Note referred to in the Loan Agreement. This Note is secured by, among other things, a security interest in the Collateral granted to the Agent pursuant to Section 4 of the Loan Agreement.

                  No delay on the part of the Lender in exercising any right under this Note, any security agreement, guaranty or other undertaking affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Lender under this Note operate as a waiver of any other rights.

                  Upon the occurrence of an Event of Default which is an Uncured Default under the Loan Agreement, the outstanding indebtedness evidenced by this Note, together with all accrued interest, shall be due and payable in accordance with the terms of the Loan Agreement, without notice to or demand upon the Borrowers except as otherwise provided in the Loan Agreement, and the Lender may exercise all of its rights and remedies reserved to it under the Loan Agreement or applicable law.

                  If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

                  This Note shall be in replacement of and in substitution for that certain Revolving Loan Note dated June 28, 2002, in the original principal amount of $30,000,000, made by Westell Technologies, Inc., Westell, Inc., Westell International, Inc., Conference Plus, Inc., and Teltrend LLC and payable to the order of Lender (the "Original Note"). The indebtedness evidenced by the Original Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

                  BORROWERS HEREBY WAIVE ANY RIGHT BORROWERS MAY NOW OR HEREAFTER HAVE TO SUBMIT ANY CLAIM, ISSUE OR DEFENSE ARISING HEREUNDER OR UNDER THE OTHER DOCUMENTS RELATING TO THIS NOTE TO A TRIAL BY JURY.

                  This Note shall be deemed to have been made under and shall be governed in accordance with the internal laws and not the conflict of law rules of the State of Illinois.

                                            WESTELL TECHNOLOGIES, INC.


                                            By: ________________________________
                                            Title:  ____________________________


                                            WESTELL, INC.


                                            By: ________________________________
                                            Title:______________________________


                                            WESTELL INTERNATIONAL, INC.


                                            By:_________________________________
                                            Title:______________________________


                                            CONFERENCE PLUS, INC.


                                            By:_________________________________
                                            Title:______________________________


                                            TELTREND LLC


                                            By: ________________________________
                                            Title: _____________________________

                                    Exhibit B
                                    ---------

                     Reaffirmation of Stock Pledge Agreement
                     ---------------------------------------

                     REAFFIRMATION OF STOCK PLEDGE AGREEMENT

                  This Reaffirmation of Stock Pledge Agreement dated as of June 30, 2003 (this "Reaffirmation") is entered into between WESTELL TECHNOLOGIES, INC., a Delaware corporation (herein called the "Pledgor"), and LASALLE BANK NATIONAL ASSOCIATION, as Agent (herein called the "Pledgee"), and has reference to the following facts and circumstances:

                  A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000, (herein as amended or modified from time to time, the "Loan and Security Agreement") among Pledgee, Pledgor, as Agent and as a Lender, and the other lenders from time to time a party thereto, (together with its subsidiaries, Westell, Inc., Westell International, Inc., Conference Plus, Inc. and Teltrend LLC, collectively referred to hereinafter as "Borrowers"), Pledgor granted Pledgee a security interest in its shares of certain of the Borrowers pursuant to that certain Stock Pledge Agreement dated as of August 31, 2000 and that certain Stock Pledge Agreement dated as of June 29, 2001 (each as amended, restated, supplemented or otherwise modified from time to time, collectively, the "Pledge Agreements").

                  B. Borrowers desire to enter into a Seventh Amendment to Loan and Security Agreement dated as of the date hereof (the "Amendment") pursuant to which Pledgee has agreed to, among other things, (i) extend the maturity of Borrowers' revolving credit facility, (ii) provide for the repayment in full of the term loan, and (iii) modify certain financial covenants of the Loan and Security Agreement.

                  C. Pledgor is financially interested in Borrowers.

                  D. Pledgor desires that Pledgee enter into the Amendment.

                  E. Pledgee is willing to enter into the Amendment only upon the condition that Pledgor execute and deliver this Reaffirmation in favor of Pledgee.

                  NOW, THEREFORE, in consideration of the foregoing, Pledgor hereby agrees as follows:

                  1. The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

                  2. Pledgor does hereby expressly ratify, confirm and affirm without condition, all liens and security interests granted to the Pledgee pursuant to the Pledge Agreements, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Pledgee, including but not limited to, all loans made by Pledgee to Borrowers under the Loan and Security Agreement and all amendments thereto.

                  3. This Reaffirmation constitutes the valid and legally binding obligation of Pledgor, fully enforceable against Pledgor, in accordance with its terms.

                  4. This Reaffirmation shall inure to the benefit of Pledgee and Lenders, their successors and assigns, and be binding upon Pledgor, and its successors and assigns.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Pledgor has executed this Reaffirmation on the date above set forth.

                                                WESTELL TECHNOLOGIES, INC.

                                                By: ___________________________
                                                Its: ___________________________

                                    Exhibit C
                                    ---------

                    Reaffirmation of Subordination Agreement
                    ----------------------------------------

                    REAFFIRMATION OF SUBORDINATION AGREEMENT

                  This Reaffirmation of Subordination Agreement (this "Reaffirmation"), dated and effective as of the 30th day of June, 2003, is executed by and between Solectron Corporation ("Solectron Corp.") and Solectron Technology SDN.BHD. ("Solectron BHD", and, together with Solectron Corp., "Junior Creditor") and LaSalle Bank National Association ("Lender"), and has reference to the following facts and circumstances:

                  A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000, (as heretofore or hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Lender, individually and as agent (in such capacity, the "Agent"), the other Lenders from time to time a party thereto, Westell Technologies, Inc., ("Technologies"), Westell, Inc., ("Westell"), Westell International, Inc., ("International"), Conference Plus, Inc., ("CPI"), and Teltrend LLC, as successor by merger to Teltrend, Inc. ("Teltrend," and together with Technologies, Westell, International and CPI, being, collectively, the "Borrowers"), Junior Creditor delivered to Lender a certain Subordination Agreement dated as of May 30, 2002 (the "Subordination Agreement").

                  B. Borrowers intend to enter into a Seventh Amendment to Amended and Restated Loan and Security Agreement (herein, as amended or modified from time to time, the "Amendment") pursuant to which Lender shall, among other things, (i) extend the maturity of Borrowers' revolving credit facility, (ii) provide for the repayment in full of the term loan, and (iii) modify certain financial covenants.

                  C. Junior Creditor will benefit from such modifications.

                  D. Junior Creditor desires to induce Agent to execute, deliver and perform the Amendment of even date herewith.

                  E. Agent is willing to enter into the Amendment only upon the condition that Junior Creditor execute and deliver this Reaffirmation in favor of Bank.

                  NOW, THEREFORE, in consideration of the foregoing, Junior Creditor hereby agrees as follows:

         1. The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

         2. Junior Creditor hereby reaffirms and agrees that the term "Senior Debt" as used in the Subordination Agreement shall include and refer to, among other things, the obligations, indebtedness and liabilities of the Borrowers to Agent and Lenders pursuant to the Loan Agreement as amended by the Amendment and pursuant to the other Loan Documents (as defined in the Loan Agreement) as the same may have been, or may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

         3. Junior Creditor hereby expressly reaffirms and assumes (on the same basis as set forth in the Subordination Agreement) all of Junior Creditor's undertakings, obligations and liabilities as set forth in the Subordination Agreement, and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, and covenants contained in the Subordination Agreement, as such undertakings, obligations and liabilities may be modified by the Amendment and the related amendments to the other Loan Documents.

         4. This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon Junior Creditor, its successors and assigns.

                                 SOLECTRON CORPORATION, a Delaware corporation



                                 By: _____________________________________
                                 Title: ___________________________________




                                 SOLECTRON TECHNOLOGY SDN.BHD.



                                 By: _____________________________________
                                 Title: ___________________________________

          Exhibit D to Amendment to Amended and Restated Loan Agreement
          -------------------------------------------------------------

                          Annex A - Applicable Margins


LIBOR Margin               2.50%

Reference Rate Margin      0.00%

Unused Fee                 0.50%

Standby L/C Fee Rate       3.00%

Trade L/C Fee Rate         1.50%